                                                    Registration No. 333-_____
                                                    Filed June 17, 1996


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                              ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                         PROGRESS FINANCIAL CORPORATION
     -----------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)

                Delaware                              23-2413363
         ------------------------          ---------------------------------
         (State of incorporation)          (IRS Employer Identification No.)


                              Four Sentry Parkway
                                    Suite 200
                            Blue Bell, Pennsylvania 19422
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                        1996 EMPLOYEE STOCK PURCHASE PLAN
                   -------------------------------------------
                            (Full Title of the Plan)


                                           Copies to:
                                           Jeffrey D. Haas, Esq.
W. Kirk Wycoff, President & CEO            Kenneth B. Tabach, Esq.
Progress Financial Corporation             Elias, Matz, Tiernan & Herrick L.L.P.
Four Sentry Parkway                        734 15th Street, N.W.
Suite 200                                  Washington, D.C.
Blue Bell, Pennsylvania 19422              (202) 347-0300
(610) 825-8800
- ---------------------------------
(Name, address, and telephone number
 of agent for service)

                               Page 1 of 18 pages
                     Index to Exhibits is located on page 5.

                        CALCULATION OF REGISTRATION FEE


      Title of                       Proposed           Proposed
    Securities                        Maximum            Maximum          Amount of
      to be          Amount to be  Offering Price       Aggregate       Registration
    Registered      Registered(1)   Per Share(2)    Offering Price(2)        Fee
- ------------------------------------------------------------------------------------------
Common Stock, par
  value $1.00           100,000    $     6.25       $     625,000       $  215.52
- ------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Progress Financial Corporation ("Company" or "Registrant") 1996 Employee Stock Purchase Plan ("Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $1.00 par value per share ("Common Stock"), of the Company.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the closing sales price of a share of Common Stock of the Company on June 10, 1996 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

                           __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Annual Report on Form 10-K of the Company for the year ended December 31, 1995;

          (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (Commission File No. 33-59218) filed with the Commission on March 8, 1993;

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Section 102(b)(7) of the DGCL sets forth circumstances which a director's personal liability to a corporation or its stockholders for money damages for breach of fiduciary duty as a director may be eliminated or limited. The Certificate of Incorporation provides for the limitation of personal liability of directors to stockholders for monetary damages to the Company or its stockholders for such director's breach of fiduciary duty as a director of the Company to the full extent permitted by law.

     The Company carries a liability insurance policy for its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


          No.       Exhibit                                              Page
          ---       -------                                              ----
          4         Common Stock Certificate*                             --

          23        Consent of Coopers & Lybrand, L.L.P.                  E-1

          24        Power of attorney for any subsequent                  --
                     amendments is located in the signature pages

          99        1996 Stock Employee Purchase Plan                     E-2


_______________

* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 33-59218) filed with the Commission on
March 8, 1993.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Plymouth Meeting, Commonwealth of Pennsylvania, on the 14th day of June 1996.


                                        PROGRESS FINANCIAL CORPORATION


                                        By:/s/W. Kirk Wycoff
                                           -------------------------------
                                           W. Kirk Wycoff, President and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints W. Kirk Wycoff his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



/s/ W. Kirk Wycoff                                June 14, 1996
- ------------------------------
W. Kirk Wycoff
Director, President and
  Chief Executive Officer
(Principal Executive Officer)



/s/ Frederick E. Schea                            June 14, 1996
- ------------------------------
Frederick E. Schea
Senior Vice President and
  Chief Financial Officer
(Principal Accounting Officer)


/s/ John E. F. Corson                             June 14, 1996
- ------------------------------
John E. F. Corson
Director



/s/ William O. Daggett, Jr.                       June 14, 1996
- ------------------------------
William O. Daggett, Jr.
Director

/s/ Donald F. U. Goebert                          June 14, 1996
- ------------------------------
Donald F. U. Goebert
Director



/s/ H. Wayne Griest                               June 14, 1996
- ------------------------------
H. Wayne Griest
Director



/s/ Joseph R. Klinger                             June 14, 1996
- ------------------------------
Joseph R. Klinger
Director



/s/ Paul M. LaNoce                                June 14, 1996
- ------------------------------
Paul M. LaNoce
Director



/s/ A. John May, III                              June 14, 1996
- ------------------------------
A. John May, III
Director



/s/ William L. Mueller                            June 14, 1996
- ------------------------------
William L. Mueller
Director



/s/ Janet E. Paroo                                June 14, 1996
- ------------------------------
Janet E. Paroo
Director



/s/ Charles J. Tornetta                           June 14, 1996
- ------------------------------
Charles J. Tornetta
Director